Exhibit 99.19

For Canadian and other
Non-U.S. Purchasers

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement is made between Canaccord Genuity Corp. (the “Seller”) and FCMI Parent Co. (the “Buyer”).

RECITALS:

1.	The Seller anticipates being the beneficial owner of the certain shares of Seabridge (the “Seller’s Shares”) following the Closing of the Offering.
2.	The Shares will be subject to a hold period under Canadian securities laws expiring on the date that is 4 months and a day following the Closing of the Offering.
3.	The Buyer wishes to purchase 400,000 of the Seller’s Shares (the “Shares”) pursuant to exemptions from the prospectus requirements contained in NI 45-106 or Section 73.3 of the Securities Act (Ontario).

IN CONSIDERATION of the premises and the mutual agreements in this Agreement, and of other consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows.

Capitalized terms not defined above shall have the meanings ascribed thereto in Article 1 of this Agreement.

2

ARTICLE 1

INTERPRETATION

1.1                   Definitions - In this Agreement:

“Agreement” means this share purchase agreement and all attached schedules, in each case as the same may be supplemented, amended, restated or replaced from time to time;

“Closing” means the completion of the purchase and sale of the Shares pursuant to this Agreement;

“Closing Date” means on or about April 27, 2017 or such other date as the Parties agree;

“Closing of the Offering” means the completion of the Offering, which is expected to occur on or about April 27, 2017 immediately prior to the Closing;

“CSA” means the Canadian Securities Administrators;

“Encumbrance” means any encumbrance of any kind whatever (registered or unregistered) and includes a security interest, mortgage, lien, pledge, hypothecation, assignment, charge, security under section 426 or section 427 of the Bank Act (Canada), trust or deemed trust (whether contractual, statutory or otherwise arising), a voting trust or pooling agreement with respect to securities, any adverse claim or any other right, option or claim of others of any kind whatever affecting the Shares, any covenant or other agreement, restriction or limitation on the transfer or use of the Shares, a deposit by way of security of any of the Shares and any rights or privileges capable of becoming any of the foregoing;

“Issuer” means Seabridge Gold Inc.;

“NI 45-106” means National Instrument 45-106 Prospectus Exemptions of the CSA;

“Offering” means the private placement of Shares of the Issuer, to be issued on a “flow-through” basis under the Tax Act;

“Parties” means the Buyer and the Seller, and “Party” means any one of the Buyer or an individual Seller;

“Purchase Price” means the aggregate purchase price of the Shares, as set out in Section 2.2 of this Agreement, to be paid by the Buyer to the Seller in accordance with Section 2.3 of this Agreement; and

“Tax Act” means the Income Tax Act (Canada).

3

ARTICLE 2

PURCHASE AND SALE OF Shares

2.1                    Purchase and Sale of Shares - The Buyer agrees to purchase the Shares from the Seller, and the Seller agree to sell and transfer the Shares to the Buyer, on the terms and conditions contained in this Agreement.

2.2                    Purchase Price - The Purchase Price shall be the aggregate purchase price of $CDN5,500,000 representing a price of $CDN13.75 per Share.

2.3                    Payment of Purchase Price - At the time of Closing on the Closing Date, the Buyer, or an agent appointed by the Buyer, shall pay the Purchase Price to the Seller, or to an agent appointed by the Seller, in the manner directed on Schedule “B”.

2.4                    Delivery of Shares – At the time of Closing on the Closing Date, the Seller, or an agent appointed by the Seller, shall deliver to the Buyer, or to an agent appointed by the Buyer, certificates representing the Shares purchased by the Buyer, or evidence of the transfer of the Shares to the Buyer should the transfer be done electronically. The Buyer hereby authorizes and directs the delivery and registration of the Shares in accordance with the instructions set forth in Schedule “B”.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1                   Representations and Warranties of the Seller - The Seller represents, warrants and covenants to the Buyer that:

a.	the Seller will be the beneficial owner of the Shares on the Closing Date immediately prior to the Closing;
b.	the Seller shall not take any steps to create any Encumbrance on the Shares;
c.	the Seller has no actual knowledge of any Encumbrance on the Shares, other than the transfer restriction provided for pursuant to section 2.5 of National Instrument 45-102 of the CSA and any transfer restrictions that might exist under the laws of any jurisdiction outside of Canada; and
d.	the Seller is not a “non-resident” of Canada within the meaning of the Tax Act.

3.2                   Representations and Warranties of the Buyer - The Buyer represents and warrants to the Seller that:

a.	neither the Buyer, nor any partner or beneficiary of the Buyer (if the Buyer is a partnership or trust), is in a “non-arm’s length relationship” with the Issuer;
b.	the Buyer is not in a “non-arm’s length” relationship with any Seller;
c.	the Buyer has concurrently executed and delivered a Representation Letter in the form attached as Schedule “A” to this Agreement and has initialled in Appendix “A” thereto indicating that the Buyer satisfies (and will satisfy at the time of Closing) one of the categories of “accredited investor” within the meaning of NI 45-106 or Section 73.3 of the Securities Act (Ontario); and
d.	the Buyer has duly completed and executed the Private Placement Questionnaire attached hereto as Schedule “C”.

4

ARTICLE 4

GENERAL

4.1                    Applicable Law - This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

4.2                    Currency - Unless specified otherwise, all statements of or references to dollar amounts in this Agreement are to Canadian dollars.

4.3                    Counterparts and Facsimile - This Agreement may be executed and delivered by facsimile transmission or electronic mail in any number of counterparts. Each executed counterpart shall be deemed to be an original. All executed counterparts taken together shall constitute one agreement.

4.4                    Survival – All representations, warranties and covenants contained in this Agreement shall survive the Closing and, notwithstanding such Closing, shall continue in full force and effect following the Closing.

4.5                    Entire Agreement and Waiver – This Agreement and the Representation Letter executed pursuant to Section 3.2 of this Agreement set forth the entire understanding of the Parties with respect to the subject matter hereof, and supersede any and all prior agreements, arrangements and understandings with respect to the subject matter hereof and may be modified only by a written instrument duly executed by each Party affected by any such modification. No misrepresentation and no breach of any covenant, agreement or warranty made herein will be deemed waived unless expressly waived in writing by the Party who might assert such breach, and no such waiver will constitute a waiver of any other provision hereof (whether or not similar) or a continuing waiver.

4.6                    Time of Essence – Time shall be of the essence of this Agreement and every part hereof and no extension of this Agreement or any part hereof shall operate as a waiver of this provision.

4.7                    Further Assurances – From time to time after the date hereof, upon reasonable notice and without further consideration, each Party will execute, acknowledge and deliver all such other documents and will take all such other action as may be necessary or appropriate, in the reasonable judgment of the other Party, to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

[EXECUTION PAGES FOLLOW]

5

IN WITNESS WHEREOF this Agreement has been executed by the Seller effective as of the 27th day of April, 2017.

CANACCORD GENUITY CORP.

Per:
Name:	/s/

Title:

6

IN WITNESS WHEREOF this Agreement has been executed by the Seller effective as of the 24th day of April, 2017.

FCMI PARENT CO.

Signed:	/s/ Dan Scheiner

Per:
Name:	Dan Scheiner

Title:	Vice President

Address:	181 Bay Street
Suite 250
Toronto, ON M5J 2T3

SCHEDULE “A”

REPRESENTATION LETTER

(Offshore Buyer)

TO:	Canaccord Genuity Corp. (the “Seller”)
Seabridge Gold Inc. (the “Company”)

RE:	PURCHASE OF SHARES OF THE COMPANY

In connection with the purchase of 400,000 common shares of the Company (the “Shares”) by the undersigned (the “Buyer”) from the Seller pursuant to a share purchase agreement between the Buyer and the Seller dated April 24th, 2017, the Buyer hereby:

1. acknowledges that the Shares are subject to resale restrictions in Canada and the United States which restrict the ability of the Buyer to resell the Shares and that the Shares may only be traded or transferred in accordance with limited exemptions under applicable securities laws and regulatory policy until the expiry of the applicable restricted period and in compliance with the other requirements of applicable securities laws;

2. acknowledges that the certificate(s) representing the Shares will bear a legend substantially in the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE.]”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”) AND THE NYSE (“NYSE”); HOWEVER THE SAID SECURITIES CANNOT BE FREELY TRADED THROUGH THE FACILITIES OF THE TSX OR THE NYSE SINCE THEY ARE NOT FREELY TRANSFERABLE AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX OR THE NYSE.”;

3. represents, warrants and certifies that the Buyer:

(a)	is acquiring the Shares as principal, for its own account, not for the benefit of any other person, or is deemed to be purchasing the Shares as principal under section 2.3 of National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”), for investment only and not with a view to distribution;
(b)	is an “accredited investor” within the meaning of NI 45-106 or Section 73.3 of the Securities Act (Ontario) on the basis that the undersigned fits within one of the categories of an accredited investor reproduced in Appendix “A” beside which the undersigned has initialed, thereby indicating the undersigned belongs to such category;

A-2
(c)	has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of its investment in the Shares, is able to bear the economic risks of such investment, and has relied on its own analysis of the Company and the Shares in making its decision to invest in the Shares;
(d)	it understands that an investment in the Shares may have tax consequences under applicable laws and it has been encouraged to obtain independent legal, income tax and investment advice with respect to its purchase of the Shares and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Buyer for purposes of giving representations, warranties and covenants under this Representation Letter and the Agreement; and
(e)	consents to the Company making a notation in its records or giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer set forth herein;

4. acknowledges that the Shares have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States, and the Company does not intend to register any of the Shares under the U.S. Securities Act, or the securities laws of any State of the United States and has no obligation to do so. The Shares may not be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable state securities laws or exemptions from such requirements are available;

5. during the 40 day distribution compliance period (as defined in Regulation S (the “Distribution Compliance Period”)), i.e. during the 40 days after the Closing Date, the Purchaser will not offer or sell any of the Shares in the United States of America or to a U.S. Person unless such Shares are registered under the U.S. Securities Act, and the securities laws of all applicable states of the United States of America or an exemption from such registration requirements is available. Accordingly, during the Distribution Compliance Period, the Shares may only be offered, sold, pledged or otherwise transferred: (a) to the Company; (b) outside the United States to, or for the account or benefit of, non-U.S. persons in accordance with Regulation S under the Securities Act; (c) in accordance with an available exemption from the registration requirement of the U.S. Securities Act; or (d) pursuant to an effective registration statement under the U.S. Securities Act, and, in each case, in compliance with any applicable securities laws of any state of the United States or the applicable laws of any other jurisdiction; and

6. represents, warrants and certifies that the Buyer:

(a)	is not a “U.S. Person” (as that term is defined in Regulation S under the U.S. Securities Act), and is not purchasing the Shares for the account of or benefit of a U.S. Person; and is a resident of, or is otherwise subject to the laws of, the jurisdiction referred to on the execution page of this Representation Letter, which address is the residence or place of business of the Buyer and was not created or used solely for the purpose of acquiring the Shares;
(b)	is purchasing the Shares in an “offshore transaction” (as that term is defined in Regulation S under the U.S Securities Act), was not offered the Shares in the United States of America, and did not execute or deliver the Agreement in the United States of America;

A-3
(c)	is familiar with, and understands the resale limitations imposed hereby and by the U.S. Securities Act and applicable state securities laws and agrees that during the Distribution Compliance Period, which expires 40 days after the Closing Date, it is the responsibility of the Buyer to find out what those restrictions are and to comply with them and to notify any subsequent purchaser that is that is subject to the same restrictions on offers and sales that apply to the Buyer, before selling the Shares either outside the United States or in the United States;
(d)	acknowledges that the Company is not obligated to file and has no present intention to file with the U.S. Securities and Exchange Commission or with any state securities administrator a registration statement in respect of resales of the Shares in the United States; and
(e)	it is aware that its ability to enforce civil liabilities under the United States federal securities laws may be affected adversely by, among other things, the fact that: (i) the Company is organized under the laws of Canada; (ii) some of the directors and officers of the Company are residents of countries other than the United States; and (iii) a substantial portion of the assets of the Company and said persons may be located outside the United States.

The foregoing representations, warranties, acknowledgements and covenants will be true and correct both as of the execution of this Representation Letter and as of the time of the trade in respect of which this Representation Letter is being provided to the Seller, and such representations, warranties, acknowledgements and covenants will survive the completion of the Buyer’s purchase of the Shares from the Seller.

The foregoing representations, warranties, acknowledgements and covenants are made by the undersigned with the intent that they be relied upon in determining the suitability of the undersigned as a buyer of the Shares and the undersigned undertakes to immediately notify the Seller and the Company of any change in any statement or other information relating to the Buyer set forth herein which takes place prior to the completion of the Buyer’s purchase of the Shares from the Seller.

[EXECUTION PAGE FOLLOWS]

A-4

Dated: April 24th, 2017

FCMI PARENT CO.

Signed:	/s/ Dan Scheiner

Per:
Name:	Dan Scheiner

Title:	Vice President

Address:	181 Bay Street
Suite 250
Toronto, ON M5J 2T3

IMPORTANT: PLEASE COMPLETE APPENDICES “A”
(AND IF APPLICABLE APPENDIX “A-1”) AND “B” ON THE NEXT PAGES

A-5

Appendix “A”

TO:	CANACCORD GENUITY CORP.
SEABRIDGE GOLD INC.

ACCREDITED INVESTOR CERTIFICATE

INSTRUCTIONS: PLEASE CHECK THE BOX BESIDE THE APPROPRIATE CATEGORY AND SIGN AND DATE THIS ACCREDITED INVESTOR CERTIFICATE

**If you check box (j), (k) or (l), you must also complete attached Appendix “A-1”- Risk Acknowledgement Form for Individual Accredited Investors**

☐	(a)	except in Ontario, a Canadian financial institution, or a Schedule III bank;

☐	(a.1)	in Ontario, a financial institution that is (i) a bank listed in Schedule I, II or III of the Bank Act (Canada), (ii) an association to which the Cooperative Credit Associations Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of the Cooperative Credit Associations Act (Canada); or (iii) a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be;

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)	a subsidiary of any person or company referred to in paragraphs (a), (a.1) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(d)	a person or company registered under the securities legislation of a jurisdiction (province or territory) of Canada as an adviser or dealer, (except in Ontario as otherwise prescribed by the regulations under the Securities Act (Ontario));

☐	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

☐	(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(f)	the Government of Canada or a jurisdiction (province or territory) of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction (province or territory) of Canada;

A-6

☐	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction (province or territory) of Canada;

☐	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds $1,000,000 (note: check only if you do not qualify under option (j.1) immediately below); [PLEASE ALSO COMPLETE SECTIONS 2-4 OF APPENDIX A]

☐	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000 (note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (t) below, which must be initialed);

☐	(k)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; [PLEASE ALSO COMPLETE SECTIONS 2-4 OF APPENDIX A]

☐	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000; [PLEASE ALSO COMPLETE SECTIONS 2-4 OF APPENDIX A]

☒	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

☐	(n)	an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in sub-paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

☐	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

A-7

☐	(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

☐	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

☐	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or

☐	(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

Guidance on Accredited Investor Exemption

Financial Assets

For the purposes of the financial asset tests in Sections (j) and (j.1) above, “financial assets” are defined to mean cash, securities, or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation. These financial assets are generally liquid or relatively easy to liquidate. The value of a buyer’s personal residence is not included in a calculation of financial assets.

As a general matter, it should not be difficult to determine whether financial assets are beneficially owned by an individual, an individual’s spouse, or both, in any particular instance. However, in the case where financial assets are held in a trust or in another type of investment vehicle for the benefit of an individual there may be questions as to whether the individual beneficially owns the financial assets. The following factors are indicative of beneficial ownership of financial assets:

(a)	physical or constructive possession of evidence of ownership of the financial asset;
(b)	entitlement to receipt of any income generated by the financial asset;
(c)	risk of loss of the value of the financial asset; and
(d)	the ability to dispose of the financial asset or otherwise deal with it as the individual sees fit.

A-8

For example, securities held in a self-directed RRSP, for the sole benefit of an individual, are beneficially owned by that individual. In general, financial assets in a spousal RRSP would also be included for the purposes of the $1,000,000 financial asset test in Section (j) because it takes into account financial assets owned beneficially by a spouse. However, financial assets in a spousal RRSP would not be included for purposes of the $5,000,000 financial asset test in Section (j). Financial assets held in a group RRSP under which the individual does not have the ability to acquire the financial assets and deal with them directly would not meet the beneficial ownership requirements in either Sections (j) or (j.1).

Net Assets

By comparison, the net asset test under Sections (l) to (m) means all of the Buyer’s total assets minus all of the Buyer’s total liabilities. Accordingly, for the purposes of the net asset test, the calculation of total assets would include the value of a buyer’s personal residence and the calculation of total liabilities would include the amount of any liability (such as a mortgage) in respect of the Buyer’s personal residence.

To calculate a buyer’s net assets under the net asset test, subtract the Buyer’s total liabilities from the Buyer’s total assets. The value attributed to assets should reasonably reflect their estimated fair value. Income tax should be considered a liability if the obligation to pay it is outstanding at the time of the distribution of the security.

Definitions

For the purposes hereof:

(a)	“Canadian financial institution” means:
(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada), or
(ii)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;
(b)	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;
(c)	“control person” means:
(i)	a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, or
(ii)	each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and
(iii)	if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

A-9
(d)	“director” means
(i)	a member of the board of directors of a company or an individual who performs similar functions for a company, and
(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;
(e)	“eligibility adviser” means
(i)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed; and
(ii)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:
(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons, and
(B)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;
(f)	“executive officer” means, for an issuer, an individual who is:
(i)	a chair, vice-chair or president,
(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or
(iii)	performing a policy-making function in respect of the issuer;
(g)	“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;
(h)	“founder” means, in respect of an issuer, a person who,
(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and
(ii)	at the time of the distribution or trade is actively involved in the business of the issuer;
(i)	“financial assets” means

A-10
(i)	cash,
(ii)	securities, or
(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;
(j)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;
(k)	“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital corporation and a venture capital corporation as such terms are defined in National Instrument 81-106 - Investment Fund Continuous Disclosure;
(l)	“jurisdiction” or “jurisdiction of Canada” means a province or territory of Canada except when used in the term foreign jurisdiction;
(m)	“non-redeemable investment fund” means an issuer:
(i)	whose primary purpose is to invest money provided by its securityholders;
(ii)	that does not invest
(A)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or
(B)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and
(iii)	that is not a mutual fund;
(n)	“person” includes
(i)	an individual;
(ii)	a corporation;
(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and
(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;
(o)	“related liabilities” means
(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or
(ii)	liabilities that are secured by financial assets;

A-11
(p)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);
(q)	“spouse” means, an individual who,
(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,
(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or
(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and
(r)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106, a person or company is an affiliate of another person or company if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

In NI 45-106 and except in Part 2 Division 4 (Employee, Executive Officer, Director and Consultant Exemption) of NI 45-106, a person (first person) is considered to control another person (second person) if (a) the first person, beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

The Buyer acknowledges that the Buyer is not a trust company or trust company registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada.

The Buyer acknowledges and agrees that the above representations and warranties will be true and correct both as of the execution of this Schedule “B” and as of the Closing Date and that such representations and warranties will survive the completion of the Buyer’s purchase of the Shares. If any such representations or warranties shall not be true and accurate prior to the Closing Date, the Buyer shall give immediate written notice of such fact to the Seller prior to the Closing Date.

Dated:	April 24, 2017	Signed:	/s/ Dan Scheiner
FCMI PARENT CO.
Witness (If Buyer is an Individual)		Print Name of Buyer

Dan Scheiner, Vice President
Print Name of Witness		If Buyer is not an Individual, Print Name and Title of Authorized Signing Officer

SCHEDULE “B”

SETTLEMENT, REGISTRATION AND DELIVERY INSTRUCTIONS

1.    Settlement: check one of the following options

       ☐ Funds to be deposited in trust

       ☑ DAP

2.    Registration and Delivery Instructions for the Shares

Account Registration Information:	Delivery Instructions as set forth below:

(Name)	(Name)

(Account Reference, if applicable)	(Account Reference, if applicable)

(Address)
(Address, including Postal Code)
(Contact Name)

(Telephone Number)

Buyer agrees to direct payment as per the instructions below:

Bank Name:
Transit #:
Bank #:
Swift #:
Account #:
Beneficiary:
Reference:

SCHEDULE “C”

PRIVATE PLACEMENT QUESTIONNAIRE

TO:	CANACCORD GENUITY CORP.

In connection with the proposed purchase of the Shares, the Buyer confirms the accuracy of the following statements in respect of it:

1.	Present Ownership of Securities
(a)	The Buyer owns directly or indirectly, or exercises control or direction over, common shares of the Issuer, securities convertible into common shares of the Issuer or other securities of the Issuer: [check appropriate box]

☑ Yes

☐ No

(b)	If the response to question 1(a) above is yes, complete the following for the Buyer: [check appropriate box] [if insufficient space please attached a schedule]

☑ FCMI PARENT CO. [name] owns directly or indirectly, or exercises control or direction over, 3,321,182 [number] common shares of the Issuer.

☐ ______________ [name] owns directly or indirectly, or exercises control or direction over convertible securities (including warrants and options) to acquire an additional _______________ [number] common shares of the Issuer.

☐ ________________ [name] owns directly or indirectly, or exercises control or direction over _____________ [number] securities (other than as listed above) of the Issuer.

2.	Insider Status

The Buyer is an insider of the Issuer: [check appropriate box]

☐ Yes

☑ No

If the response to question 2 above is yes, please name the insider and describe the insider’s relationship to the Issuer:

_________________________________________________________________

_________________________________________________________________

3.	Registrant Status

The Buyer is [check appropriate box]:

☐	“Registrant”, defined as a person registered or required to be registered under the securities laws of a province or territory of Canada, including a dealer, adviser or investment fund manager; or
☑	not a Registrant.

For the purposes of this questionnaire, the following definitions apply:

“insider” if used in relation to the Issuer, means:

(c)	a director or senior officer of the Issuer,
(d)	a director or senior officer of a company that is an insider or subsidiary of the Issuer,
(e)	a person that beneficially owns or controls, directly or indirectly, voting shares carrying more than 10% of the voting rights attached to all outstanding voting shares of the Issuer, or
(f)	a person that will hold securities carrying more than 10% of the voting rights attached to the Issuer’s outstanding securities immediately after the closing of the purchase of the Shares.

The Buyer acknowledges and agrees that the above representations and warranties will be true and correct both as of the execution of this Schedule “C” and as of the Closing Date and that such representations and warranties will survive the completion of the Buyer’s purchase of the Shares. If any such representations or warranties shall not be true and accurate prior to the Closing Date, the Buyer shall give immediate written notice of such fact to the Seller prior to the Closing Date.

Dated:	April 24, 2017	Signed:	/s/ Dan Scheiner
FCMI PARENT CO.
Witness (If Buyer is an Individual)		Print Name of Buyer

Dan Scheiner, Vice President
Print Name of Witness		If Buyer is not an Individual, Print Name and Title of Authorized Signing Officer